UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2012

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Failure to Satisfy a Continued Listing Rule

On August 24, 2012, Nasdaq notified HomeAway, Inc. (the “Company”) that due to the resignation of Mr. Christopher P. Marshall from the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”), the Company was no longer in compliance with Nasdaq’s audit committee requirement as set forth in Listing Rule 5605. However, consistent with Listing Rule 5606(c)(4), Nasdaq provided the Company with a cure period to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or June 28, 2013.

On August 29, 2012, the Company notified Nasdaq that the Company has regained compliance with Listing Rule 5605 as a result of the appointment of Mr. Simon Breakwell to the Audit Committee on August 29, 2012. The Company’s notice to Nasdaq included the biographical information of Mr. Breakwell, which is set forth below in Item 5.02 of this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2012, Mr. Todd Chaffee resigned as a member of the Board and the Compensation Committee of the Board, effective as of August 29, 2012. The resignation was not as a result of any disagreement with the Company.

On August 29, 2012, the Board elected Mr. Simon Breakwell as a Class I member of the Board to fill the vacancy created as a result of the resignation of Mr. Chaffee, and also appointed Mr. Breakwell to serve on the Audit Committee.

The Board determined that Mr. Breakwell qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the applicable listing standards of the Nasdaq Stock Market (“Nasdaq Rules”) and satisfies the financial literacy and other requirements for audit committee members under the rules and regulations of the SEC and applicable Nasdaq Rules. The Board also determined that Mr. Breakwell is an “audit committee financial expert” as such term is defined by the rules and regulations of the SEC, an “outside director” under the requirements of Section 162(m) of the Internal Revenue Code of 1986 and a “non-employee director” as such term is defined by the rules and regulations of the SEC.

Mr. Breakwell will be entitled to the compensation provided to other non-employee members of the Board and Audit Committee as described under the heading, “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2012, such description is incorporated into this Item 5.02 by reference.

The following is Mr. Breakwell’s biography:

Since 2001, Mr. Breakwell, age 47, has served as the President, Founder and a director of Expedia International, Inc., a subsidiary of Expedia, Inc. Prior to becoming the President of Expedia International, Inc., Mr. Breakwell spent seven years in senior business roles in Expedia, Inc., the Travel Group (acquired by Expedia, Inc.) and British Airways. Mr. Breakwell holds an M.B.A. from Lancaster University and a B.A. from Portsmouth Polytechnic.

There are no family relationships between Mr. Breakwell and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.
Date: August 29, 2012	By:	/s/ Melissa Frugé
Melissa Frugé Vice President & General Counsel